Exhibit 99.1

Veralto Schedules Third Quarter 2023 Earnings Call

WALTHAM, Mass. (Oct. 12, 2023) – Veralto (NYSE: VLTO), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™, announced that it will release its third quarter 2023 results at 5:30 p.m. (ET) on Wednesday, October 25, 2023, and will webcast its third quarter 2023 earnings conference call on Thursday, October 26, 2023, at 8:30 a.m. (ET).

A link to the webcast and accompanying materials will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “Events & Presentations.” A replay of the webcast will be available shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing +1 (800) 579-2543 (U.S.) or +1 (785) 424-1789 (INTL) (Conference ID: VLTO3Q23) or by visiting Events & Presentations | Veralto.

A replay of the conference call will be available on Events & Presentations | Veralto and via telephone shortly after the call until November 10, 2023. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”

###

About Veralto

With annual sales of nearly $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.

Forward-Looking Statements

Statements in this release that are not strictly historical, including any statements regarding events or developments that we anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, those set forth in our SEC filings, including our registration statement on Form 10. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, Veralto does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com